UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2005

CPI HOLDCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-11386-04	75-3142681
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

811 Hansen Way
Palo Alto, California	94303-1110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 846-2900

N/A
(Former name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Floating Rate Senior Notes

On February 22, 2005, CPI Holdco, Inc. (the “Company”) issued $80.0 million of Floating Rate Senior Notes due 2015 (the “Notes”). The Notes require interest payments at an annual interest rate of LIBOR plus 5.75%, payable semiannually. The Company may, at its option, elect to pay interest through the issuance of additional Notes for any interest payment date on or after August 1, 2006 and on or before February 1, 2010. If the Company elects to pay interest through the issuance of additional Notes, the annual interest rate on the Notes will increase by an additional 1% step-up, with the step-up increasing by an additional 1% for each interest payment made through the issuance of additional Notes (up to a maximum of 4%). The Company intends to use the net proceeds of the offering of the Notes to make payments to its stockholders and optionholders and/or to fund repurchases of its equity interests.

In connection with the issuance of the Notes, the Company entered into an Indenture (the “Indenture”) governing the Notes, dated as of February 22, 2005, by and between the Company, as issuer, and The Bank of New York Trust Company, N.A., as trustee, and a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 22, 2005, by and among the Company, on the one hand, and UBS Securities LLC, Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc., on the other hand. The Indenture and the Registration Rights Agreement are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by this reference. The Company’s press release, dated February 22, 2005, relating to the closing of the offering of the Notes, is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

At any time or from time to time prior to February 1, 2007, the Company, at its option, may redeem the Notes at a “make whole” premium, plus accrued and unpaid interest to the date of redemption. At any time or from time to time after February 1, 2007, the Company, at its option, may redeem the Notes in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below, in each case, plus accrued and unpaid interest to the date of redemption:

Dates	Optional Redemption Prices
February 1, 2007 to February 1, 2008	103%

February 1, 2008 to February 1, 2009	102%

February 1, 2009 to February 1, 2010	101%

February 1, 2010 and thereafter	100%

At any time or from time to time prior to February 1, 2007 the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a premium equal to the interest rate per annum on the Notes applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest, with the net cash proceeds of one or more qualified equity offerings.

The Notes are general unsecured obligations of the Company. The Notes are not guaranteed by any of the Company’s subsidiaries and will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries. The Notes are senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to sell assets, consolidate or merge with or into other companies, pay dividends or repurchase or redeem capital stock, make certain investments, issue capital stock of their subsidiaries, incur liens and enter into certain types of transactions with their affiliates. In addition, the Indenture provides that upon a change of control (as defined in the Indenture), subject to certain conditions and restrictions, the holders of the Notes will be entitled to require the Company to purchase all or a portion of their Notes at a purchase price equal to 101% the principal amount of the Notes, plus accrued and unpaid interest.

Events of default under the Indenture include (1) failure to make payments on the Notes when due, (2) failure to comply with covenants in the Indenture, (3) failure to pay other indebtedness of the Company or any of its restricted subsidiaries in an aggregate amount of $25 million or more, or any default under such indebtedness resulting in the acceleration of the maturity of such indebtedness or commencement of judicial proceedings to foreclose upon or to exercise remedies to take ownership of any assets securing such indebtedness, (4) failure to pay or discharge any final judgment in excess of $25 million (net of insurance) that has not been satisfied, stayed, annulled or rescinded within 60 days of having been entered against the Company or any of the restricted subsidiaries, and (5) the occurrence of certain insolvency events.

Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement with respect to a registered offer to exchange the Notes for new notes of the Company having terms identical in all material respects to the Notes. In addition, the Company has agreed (a) to use reasonable best efforts to cause the exchange offer registration statement to become effective within 210 days after the date of issuance of the Notes, (b) to cause the exchange offer to be consummated within 20 business days after the effective date of the exchange offer registration statement or longer, if required by law, and (c) to file a shelf registration statement for the resale of the Notes if the Company cannot effect an exchange offer within the specified time period and in certain other circumstances. If the Company fails to comply with certain obligations under the Registration Rights Agreement, the Company will be required to pay special interest to holders of Notes.

The Notes were sold within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes were not registered under the Securities Act, and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

UBS Securities LLC and Bear, Stearns & Co. Inc., who were initial purchasers of the Notes, are the joint lead arrangers and bookrunners, and certain of their respective affiliates are the administrative agent, the collateral agent, the syndication agent and the lenders, under the Credit Agreement (as defined below), and Wachovia Capital Markets, LLC, who was an initial purchaser of the Notes, is a co-arranger and one of its affiliates is the documentation agent and a lender under the Credit Agreement.

Amendment to Credit Agreement of Communications & Power Industries, Inc.

In connection with the offering of the Notes described above, on February 16, 2005, the Company and its wholly owned subsidiary, Communications & Power Industries, Inc. (“CPI”), entered into Amendment No. 1, dated as of February 16, 2005 (the “Amendment”), to that certain Credit Agreement (the “Credit Agreement”), dated as of January 23, 2004, and amended and restated as of November 29, 2004, among CPI, UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto, and the other parties thereto, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

The Amendment permitted the Company to consummate the offering of the Notes. In addition, among other things, the Amendment (1) permits (subject to certain conditions) CPI to pay dividends to the Company to fund cash interest payments on the Notes, (2) amends the definition of Excess Cash Flow in CPI’s credit facility to decrease Excess Cash Flow by the amount of dividends paid by CPI to the Company to fund cash interest payments on the Notes, (3) subjects the Company to minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum leverage ratio financial maintenance covenants, calculated on a consolidated basis for the Company and its subsidiaries and (4) permits CPI to pay up to $1.0 million annually in management fees to The Cypress Group L.L.C. and its affiliates (subject to certain conditions), in each case, subject to the qualifications set forth in the Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
Exhibit 10.1	Form of Amendment No. 1, dated as of February 16, 2005, to that certain Credit Agreement, dated as of January 23, 2004, and amended and restated as of November 29, 2004, among Communications & Power Industries, Inc., UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto, and the other parties thereto.

Exhibit 10.2	Form of Indenture, dated as of February 22, 2005, between CPI Holdco, Inc., as Issuer, and The Bank of New York Trust Company, N.A., as Trustee.

Exhibit 10.3	Form of Registration Rights Agreement, dated as of February 22, 2005, by and among CPI Holdco, Inc., on the one hand, and UBS Securities LLC, Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc., on the other hand.

Exhibit 99.1	Press release dated February 22, 2005, issued by CPI Holdco, Inc.

SIGNATURE

     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI HOLDCO, INC.
(Registrant)

Date: February 23, 2005	By:	/s/ O. Joe Caldarelli

O. Joe Caldarelli
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Form of Amendment No. 1, dated as of February 16, 2005, to that certain Credit Agreement, dated as of January 23, 2004, and amended and restated as of November 29, 2004, among Communications & Power Industries, Inc., UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto, and the other parties thereto.

Exhibit 10.2	Form of Indenture, dated as of February 22, 2005, between CPI Holdco, Inc., as Issuer, and The Bank of New York Trust Company, N.A., as Trustee.

Exhibit 10.3	Form of Registration Rights Agreement, dated as of February 22, 2005, by and among CPI Holdco, Inc., on the one hand, and UBS Securities LLC, Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc., on the other hand.

Exhibit 99.1	Press release dated February 22, 2005, issued by CPI Holdco, Inc.